EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference of our report dated August 16, 1996, accompanying the consolidated financial statements of HealthWatch, Inc. as of June 30, 1996 and 1995, included in the Company's Annual Report on Form 10-KSB and to the reference made to our firm under the caption "Experts" in the Registration Statement on Form S-3 to be filed by HealthWatch on or about February 14, 1997.



SILVERMAN OLSON THORVILSON & KAUFMANN LTD.
CERTIFIED PUBLIC ACCOUNTANTS
Minneapolis, Minnesota


February 14, 1997